UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  January 23, 2025

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	XPLR INFRASTRUCTURE, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

NextEra Energy Partners, LP
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2025, Genesis Solar Funding, LLC (XPLR Member), an indirect subsidiary of XPLR Infrastructure, LP (the Partnership or partnership), and KKR Genesis TL Borrower LLC, as a holder of Class B interests, and representative of the Class B interest holders, in Genesis Solar Holdings, LLC (Genesis Holdings), entered into a second amendment to the Third Amended and Restated Limited Liability Company Agreement of Genesis Holdings (as amended, the LLC Agreement), primarily to provide XPLR Member with the option, subject to conditions specified below, to extend the date until which it has the right to buy out all of the then remaining outstanding Class B interests in Genesis Holdings (Class B Interests) from December 17, 2030 to December 17, 2034 (extended buyout rights). If XPLR Member exercises the option for extended buyout rights and XPLR Member does not buy out a specified minimum amount of Class B Interests (each, a minimum buyout) prior to December 18 of each of 2030, 2031, 2032, 2033 and 2034 (each, a buyout deadline), the allocation of Genesis Holdings’ cash flows between the holders of the Class B Interests and XPLR Member will flip to be allocated from 25% to 99% to the holders of the Class B Interests and 75% to 1% for the XPLR Member, until the date of any subsequent buyout deadline (1) for which the minimum buyout has been completed on or prior to such deadline and (2) prior to which all previous minimum buyouts have been completed (deadline date), provided, however, until the deadline date, 85% of the amounts distributable in respect of Class B Interests held by XPLR Member and its affiliates shall instead be distributed to the other holders of Class B Interests. The extended buyout rights may be exercised in cash or, subject to specified advance notice requirements, Partnership common units.

Pursuant to the second amendment, XPLR Member will only be able to exercise extended buyout rights if:

•XPLR Member acquires:
◦prior to December 18, 2026, at least 10% of the total number of outstanding Class B Interests as of immediately following the final closing of the sale of Class B Interests;
◦prior to December 18, 2027, at least 40% of the total number of outstanding Class B Interests as of immediately following the final closing of the sale of Class B Interests;
◦prior to December 18, 2030 for the greater of:
▪at least 65% of the total number of Class B Interests outstanding as of immediately following the final closing of the sale of Class B Interests; or
▪a number of Class B Interests having an aggregate purchase price that is sufficient to extinguish specified debt financing of the other holders of Class B Interests, estimated to be approximately $400 million as of December 18, 2030; and
•prior to June 12, 2025, a Partnership subsidiary acquires all of the remaining outstanding Class B Interests in the convertible equity portfolio financing of NEP Renewables II, LLC for an aggregate purchase price estimated to be approximately $945 million as of June 12, 2025, in cash.

To the extent the foregoing conditions to the extended buyout rights are satisfied, XPLR Member's buyout price for the Class B Interests would be increased to a fixed pre-tax annual return of approximately 9.75% to the Class B Members in Genesis Holdings for the period starting December 18, 2030.

The foregoing description of the second amendment to the LLC Agreement is qualified in its entirety by reference to Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement of Genesis Holdings, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

On January 28, 2025, the Partnership posted on its website a news release announcing, among other matters, fourth-quarter and full-year 2024 financial results for the Partnership. A copy of the news release is furnished as Exhibit 99, which is incorporated herein by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On January 27, 2025, the following individuals resigned as officers of the Partnership as part of management changes accompanying the Partnership's strategic repositioning: John W. Ketchum, Chief Executive Officer; Rebecca J. Kujawa, President; and Brian W. Bolster, Chief Financial Officer. In addition on that day James M. May resigned as Chief Accounting Officer of the Partnership, but Mr. May will continue to serve as Controller and, in such capacity, will continue to serve as the Partnership's principal accounting officer.

(c)    On January 27, 2025, also as part of management changes accompanying the Partnership's strategic repositioning, the Board of Directors of the Partnership (Board), following designation by NextEra Energy, Inc. (NextEra Energy), appointed:

•Alan Liu, age 42, as President and Chief Executive Officer of the Partnership effective on January 27, 2025. In such capacity, Mr. Liu serves as the Partnership’s principal executive officer. Mr. Liu joined NextEra Energy in 2021. Prior to his most recent appointment, Mr. Liu served as Vice President of the Partnership from September 2024. From May 2022 to September 2024, he was Executive Director of Risk Management of NextEra Energy. From April 2021 to May 2022, Mr. Liu was a Senior Director in Corporate Development at NextEra Energy. Prior to joining NextEra Energy, Mr. Liu served with Goldman Sachs, a global investment banking, securities and investment management firm, in various positions, most recently as Managing Director in Investment Banking, a position which he held from January 2018 until April 2021.

•Jessica Geoffroy, age 38, as Chief Financial Officer of the Partnership effective on January 27, 2025. In such capacity, Ms. Geoffroy serves as the Partnership’s principal financial officer. Ms. Geoffroy joined NextEra Energy in 2018. Since May 2024, she has served in the energy marketing and trading business of NextEra Energy Resources, LLC (NEER), a subsidiary of NextEra Energy, as an Executive Director of Origination. From March 2023 to May 2024, Ms. Geoffroy served as an Executive Director of an investment subsidiary of NextEra Energy. From September 2020 to March 2023, she was a Director of Investor Relations for both NextEra Energy and the Partnership. From February 2018 to September 2020, Ms. Geoffroy served as a Director and Senior Director of Finance for the Partnership.

Effective January 27, 2025, Mr. Liu’s base salary is payable at an annual rate of $650,000 and his annual incentive plan target is 55% of his base salary. In addition, Mr. Liu's equity compensation awards for 2025 to be granted in February 2025, consist of (i) performance-based restricted NextEra Energy common stock issued pursuant to the NextEra Energy, Inc. 2021 Long Term Incentive Plan having a target grant date value of $539,000 that will vest fully in February 2028, and (ii) performance-based restricted Partnership common units issued pursuant to the Partnership’s 2024 Long Term Incentive Plan (Partnership LTIP) having a target grant date value of $561,000 that will vest ratably over three years, commencing as of February 2025. Vesting of the performance-based restricted stock and vesting of the performance-based restricted units are subject to continued employment and the attainment of specified performance objectives for NextEra Energy or the Partnership. Effective January 27, 2025, additional compensation for Mr. Liu includes: (1) enhanced credits for purposes of calculating his defined benefit under NextEra Energy’s Supplemental Executive Retirement Plan; and (2) other personal benefits as are available to officers of NextEra Energy.

Effective January 27, 2025, Ms. Geoffroy’s base salary is payable at an annual rate of $330,000 and her annual incentive plan target is 40% of her base salary. In addition, Ms. Geoffroy's equity compensation awards for 2025, to be granted in February 2025, consist of (i) performance-based restricted NextEra Energy common stock pursuant to the NextEra Energy, Inc. 2021 Long Term Incentive Plan having a target grant date value of $58,800 that will vest fully in February 2028, and (ii) performance-based restricted Partnership common units pursuant to the Partnership LTIP having a target grant date value of $61,200 that will vest ratably over three years, commencing as of February 2025. Vesting of the performance-based restricted stock and vesting of the performance-based restricted units are subject to continued employment and the attainment of specified performance objectives for NextEra Energy or the Partnership. Ms. Geoffroy also received a retention bonus consisting of a $100,000 cash payment that is subject to repayment if Ms. Geoffroy’s employment by NEER terminates during the 36-month period following execution of the retention agreement.

Mr. Liu and Ms. Geoffroy are employees of NextEra Energy and their services to the Partnership are furnished pursuant to and in accordance with the Fourth Amended and Restated Management Services Agreement, dated as of May 8, 2023, among the Partnership, XPLR Infrastructure Operating Partners GP, LLC, XPLR Infrastructure Operating Partners, LP and NextEra Energy Management Partners, LP, for which the Partnership pays a fee. Except to the extent specified in the following sentences, the compensation of Mr. Liu and Ms. Geoffroy is paid by NextEra Energy.

NextEra Energy will reimburse the Partnership an amount equal to the grant date fair value of awards of Partnership common units granted, subject to Board approval, to each of Mr. Liu and Ms. Geoffroy. Such awards are considered compensation by NextEra Energy, not the Partnership.

The material terms of certain of the foregoing executive compensation plans and arrangements in which Mr. Liu and Ms. Geoffroy will participate are described in NextEra Energy’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission (SEC) on April 1, 2024, the Partnership's proxy statement on Schedule 14A filed with the SEC on March 5, 2024 and in the Partnership's registration statement on Form S-8 filed with the SEC on October 24, 2024.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)    On January 23, 2025, the Board approved a Certificate of Amendment to the Partnership’s Certificate of Limited Partnership, and amendment and restatement of the Partnership's Agreement of Limited Partnership (in the form of a Sixth Amended and Restated Agreement of Limited Partnership), changing the name of the Partnership from NextEra

Energy Partners, LP to XPLR Infrastructure, LP and making related changes. The amendments were effective on January 23, 2025.

Also on January 23, 2025, the Board of Directors of NextEra Energy Partners GP, Inc., the general partner of the Partnership, approved amendment and restatement of the corporation’s (1) Certificate of Incorporation, changing the corporation’s name from NextEra Energy Partners GP, Inc. to XPLR Infrastructure Partners GP, Inc. (XPLR GP) and making related changes, and (2) Bylaws to reflect the name change and related changes. The amendments were effective on January 23, 2025.

The foregoing description is qualified in its entirety by the text of the referenced instruments, copies of which are filed as Exhibits 3.1, 3.2, 3.3 and 3.4 to this report and incorporated by reference herein.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

(a)    On January 27, 2025, the Board of Directors of XPLR GP approved a Certificate of Amendment to the Certificate of Limited Partnership of NextEra Energy Operating Partners, LP (NEP OpCo), and amendment and restatement of the NEP OpCo's Agreement of Limited Partnership (in the form of a Fifth Amended and Restated Agreement of Limited Partnership), changing the name of NEP OpCo from NextEra Energy Operating Partners, LP to XPLR Infrastructure Operating Partners, LP and making related changes. The amendments were effective on January 27, 2025.

The foregoing description is qualified in its entirety by the text of the referenced instruments, copies of which are filed as Exhibits 10.2 and 10.3 to this report and incorporated by reference herein.

(b)    The following risk factors are filed herewith:

Developing and investing in power and related infrastructure, including repowering of its existing renewable energy projects, requires up-front capital and other expenditures and could expose the partnership to project development risks, as well as financing expense.

The partnership expects to pursue repowering of its existing renewable energy projects and may, in the future, pursue other development opportunities. Repowering and development of assets involve regulatory, environmental, construction, safety, political and legal uncertainties and may require the expenditure of significant amounts of capital. These projects may not be completed on schedule, at the budgeted cost or at all. There may be cost overruns and construction difficulties. In addition, the partnership may be required to pay liquidated damages to counterparties if a project does not achieve commercial operations before a specified date that the parties, have agreed or may agree upon in advance. Any cost overruns the partnership experiences or liquidated damages the partnership pays could have a material adverse effect on the partnership's business, financial condition, results of operations, liquidity and ability to execute its business plan. In addition, the partnership may choose to finance all or a portion of the development costs of any repowering or development project through the sale of additional common units or securities convertible into, or settleable with, common units, which could result in dilution to the partnership’s unitholders, or through other financings which could result in additional expense. Any such financings could involve the issuance of securities or indebtedness that could be senior to the common units upon liquidation. The development and construction related to repowering projects and other development projects may occur over an extended period of time and the partnership may not receive increases in revenues until the projects are placed in service, or at all. Accordingly, the partnership's repowering and other development efforts may not result in additional long-term contracted revenue streams that increase, and could decrease, the amount of cash available to execute the partnership's business plan.

The partnership is subject to risks associated with its ownership interests in projects that undergo development or construction, including for repowering, and other capital improvements to its renewable energy projects, which could result in its inability to complete development and construction at those projects on time or at all, and make those projects too expensive to complete or cause the return on an investment to be less than expected.

The partnership's ownership interests in renewable energy or other projects that undergo development or construction, including for repowering, and other capital improvements are subject to risks. There may be delays or unexpected developments in completing any future construction projects, which could cause the construction costs of these projects to exceed the partnership's expectations, result in substantial delays or prevent the project from commencing commercial operations. Further, the partnership could become obligated to make delay or termination payments or become obligated for other damages under contracts, could experience the loss, or reduction, of tax credits, bonus credits or tax incentives, the inability to transfer tax credits, or delayed or diminished returns, and could be required to write off all or a portion of its investment in the project. Various factors could contribute to these risks, including:

•delays in obtaining, or the inability to obtain, necessary permits, rights-of-way, easements, licenses and other approvals on schedule and within budget;
•delays and increased costs related to the interconnection of new projects to the transmission system;
•the inability to acquire or maintain land use and access rights;
•the failure to receive contracted third-party services;
•interruptions to dispatch at the projects;
•supply chain disruptions, including as a result of changes in international trade laws, regulations, agreements, treaties, taxes, tariffs, duties or policies of the U.S. or other countries in which the partnership's suppliers are located;
•geopolitical factors;
•work stoppages;
•disputes involving contractors, land owners, governmental entities, environmental groups, Native American and aboriginal groups, lessors, joint venture partners, suppliers and other third parties;
•weather interferences;
•unforeseen engineering, environmental and geological problems, including, but not limited to, discoveries of contamination, protected plant or animal species or habitat, archaeological or cultural resources or other environment-related factors;
•changes to laws, regulations or policies that promote and support clean energy and enhance the economic viability of owning clean energy projects;
•negative publicity;
•unanticipated cost overruns in excess of budgeted contingencies including for escalating costs for materials and labor and regulatory compliance; and
•failure of contracting parties, including suppliers, to perform under contracts.

In addition, it is common for the partnership or one of its subsidiaries to have an agreement with a third party to complete construction of its projects, in which case the partnership is subject to the viability and performance of the third party. The partnership's inability to find a replacement contracting party, if the original contracting party has failed to perform, could result in the abandonment of the construction of the project, while the partnership could remain obligated under other agreements associated with the project, including, but not limited to, offtake power sales agreements.

Any of these risks could cause the partnership's cash flows from, and financial returns on, these investments to be lower than expected or otherwise delay or prevent the completion of such projects or distribution of cash to the partnership, or could cause the partnership to operate below expected capacity or availability levels, which could have a material adverse effect on the partnership's business, financial condition, results of operations, liquidity and ability to execute its business plan.

The partnership's ability to develop and/or acquire assets involves risks.

The partnership's ability to develop and/or acquire energy and other projects, including partial ownership interests, that are either operational or under construction, involves risks and requires the partnership to identify attractive development opportunities and acquisitions that can provide positive cash flows. Such development opportunities or acquisitions may not be available to the partnership on acceptable terms or at all. The partnership must obtain the consent of XPLR GP, which consent is not guaranteed, to develop new wind or solar energy projects (excluding off-shore wind projects), any natural gas pipeline or utility-scale battery storage projects. Various factors could affect the availability of such development opportunities or acquisitions, including, but not limited to, the following factors and those described in more detail in the additional risk factors below:

•competing bids for a project from companies that may have substantially greater purchasing power, capital or other resources or a greater willingness to accept lower returns or more risk than the partnership does;
•a failure to agree to commercially reasonable financial or legal terms with sellers with respect to any proposed projects;
•fewer development and acquisition opportunities than the partnership expects, which could result from, among other things, available projects having less desirable economic returns or higher risk profiles than the partnership believes suitable;
•the partnership's inability to generate or otherwise obtain financing for projects on economically acceptable terms;
•the partnership's failure to successfully complete construction of and finance projects, to the extent that it decides to acquire projects that are not yet operational or to otherwise pursue development or construction activities with respect to new projects;
•the partnership's inability to obtain regulatory approvals or other necessary consents to consummate an acquisition; and
•the presence or potential presence of:
◦pollution, contamination or other wastes at the project site;
◦protected plant or animal species;

◦archaeological or cultural resources;
◦wind waking or solar shadowing effects caused by neighboring activities, which reduce potential energy production by decreasing wind speeds or reducing available insolation;
◦land use restrictions and other environment-related siting factors; and
◦opposition to wind, solar and storage projects in certain markets due to concerns about noise, health, environmental, safety or other alleged impacts of such projects.

Any of these factors could limit the partnership's development and acquisition opportunities and prevent it from executing, or diminish its ability to execute, its development and acquisition plans. Additionally, as NEER's ownership interest in the partnership is reduced, NEER may be less willing to sell projects to the partnership. An inability by the partnership to identify, or a failure by NEER to make available, suitable development and acquisition opportunities could materially adversely impact its business, financial condition, results of operations, liquidity and ability to execute its business plan.

The partnership may not be able to successfully consummate future development opportunities and/or acquisitions, whether from NEER or third parties. Any development opportunity or acquisition that may be available to the partnership may necessitate that it generate cash flow amounts as planned and be able to access the debt and equity markets. However, the partnership may not generate cash flow as planned and may be unable to access such markets on satisfactory terms or at all. Furthermore, even if the partnership does consummate development opportunities or acquisitions that the partnership believes will be accretive, such development opportunities or acquisitions may realize lower cash flows than anticipated as a result of incorrect assumptions in the partnership's evaluation of such acquisitions or development opportunities or unforeseen consequences or other external events beyond its control. Development opportunities and acquisitions involve numerous risks, including, but not limited to, difficulties in integrating acquired businesses and unexpected costs and liabilities. Any of the events described above could have a material adverse effect on the partnership's business, financial condition, results of operations, liquidity and ability to execute its business plan.

Government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact the partnership and its ability to repower, acquire, develop or invest in clean energy and related projects.

The partnership's business, including the partnership's ability to repower, acquire, develop or invest in clean energy projects, partly depends on current laws, regulations and policies that promote and support clean energy and enhance the economic viability of developing, constructing and owning clean energy projects. Clean energy projects currently benefit from various U.S. federal, state and local governmental incentives, such as production tax credits (PTC), investment tax credits (ITC), loan guarantees, renewable portfolio standards (RPS), U.S. federal Modified Accelerated Cost Recovery System for depreciation and other incentives, accelerated cost recovery deductions and other commercially oriented incentives. These laws, regulations and policies, such as the Inflation Reduction Act of 2022, have had a significant impact on the development of clean energy and they could be changed, reduced or eliminated at any time. These incentives make the development of clean energy projects more competitive by providing tax credits or grants and accelerated depreciation for a portion of the development costs, decreasing the costs and risks associated with developing such projects or creating demand for renewable energy assets through RPS programs. The elimination of, loss of or reduction in such incentives, including qualifications for renewable energy tax credits and transferability of renewable energy tax credits, or the imposition of additional taxes, tariffs, duties or other assessments on clean energy or the equipment necessary to generate or deliver it, such as policies in place that limit certain imports from China and other Southeast Asian countries, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new clean energy projects, the partnership abandoning the development of clean energy projects, a loss of investments in the projects and reduced project returns and decrease the attractiveness of clean energy projects to developers. Such an elimination, loss or reduction could also reduce the partnership's willingness to pursue or develop certain renewable energy projects due to higher operating costs or decreased revenues under its PPAs.

If these laws, regulations and policies are not continued or renewed, the market for future renewable energy PPAs may be smaller and the prices for future clean energy PPAs may be lower. If laws, regulations or policies limit the availability or transferability of the PTC or the ITC, the projects could generate reduced revenues and reduced economic returns, experience increased financing costs and encounter difficulty obtaining financing on acceptable terms.

Additionally, some states with RPS targets have met, or in the near future will meet, their renewable energy targets. If, as a result of achieving these targets, these and other U.S. states do not increase their targets in the near future, demand for additional renewable energy could decrease. To the extent other states decrease their RPS targets, programs or goals, demand for renewable energy could decrease in the future. Any of the foregoing could have a material adverse effect on the partnership's business, financial condition, results of operations, liquidity and ability to execute its business plan.

The partnership's ability to develop projects, including repowering renewable energy projects, face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements.

Project development is a capital intensive business that relies heavily on the availability of debt and equity financing sources to fund projected construction and other capital expenditures. As a result, in order to successfully develop a project, the partnership must obtain sufficient financing to complete the development phase of its projects. Any significant disruption in the credit and capital markets, a significant increase in interest rates or an inability to generate cash flow levels as planned could make it difficult for the partnership to raise funds when needed to secure capital financing, which would limit the partnership's ability to pursue and complete projects.

The partnership's ability to develop and construct clean energy generation facilities may be unsuccessful in obtaining adequate project sites, necessary licenses, or permits on acceptable and reasonable terms or encounter delays in obtaining or renewing such, or obtain regulatory approvals from local, state, or federal governmental authorities

If the challenges of developing projects increase for the partnership, the partnership's pool of available opportunities may be limited, which could have a material adverse effect on the partnership's business, financial condition, results of operations, liquidity and ability to execute its business plan.

Regulatory decisions that are important to the partnership may be materially adversely affected by political, regulatory, operational and economic factors.

The local and national political, regulatory and economic environment may have an adverse effect on regulatory decisions with negative consequences for the partnership. These decisions, which may come from any level of government, may require, for example, the partnership to cancel or delay planned development activities, to reduce or delay other planned capital expenditures or otherwise incur costs that it may not be able to recover, each of which could have a material adverse effect on the partnership’s business, financial condition, results of operations, liquidity and ability to execute its business plan.

Depending on the circumstances, the partnership may develop and construct, or invest in, electric generation facilities and associated infrastructure. As part of these activities, the partnership would need to periodically apply for licenses and permits from various local, state, federal and other regulatory authorities and abide by their respective conditions. Should the partnership be unsuccessful in obtaining necessary licenses or permits on acceptable terms or resolving third-party challenges to such licenses or permits, should there be a delay in obtaining or renewing necessary licenses or permits or should regulatory authorities initiate any associated investigations or enforcement actions or impose related penalties or disallowances on the partnership, the partnership’s business, financial condition, results of operations, liquidity and ability to execute its business plan could be materially adversely affected.

The partnership’s announced strategic repositioning of its business model and related distribution suspension may adversely impact the trading volume and price of the partnership’s common units.

The partnership's announced strategic repositioning of its business model to focus on capital allocation, including the related distribution suspension, could result in a change in the current investors in the partnership, which could cause volatility in the trading volume and a decrease in the price of its common units.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
3.1	Sixth Amended and Restated Agreement of Limited Partnership of XPLR Infrastructure, LP, dated as of January 23, 2025
3.2	Certificate of Amendment to Certificate of Limited Partnership of XPLR Infrastructure, LP, dated as of January 23, 2025
3.3	Amended and Restated Certificate of Incorporation of XPLR Infrastructure Partners GP, Inc.
3.4	Amended and Restated Bylaws of XPLR Infrastructure Partners GP, Inc.
10.1	Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement of Genesis Solar Holdings, LLC, dated as of January 27, 2025
10.2	Fifth Amended and Restated Agreement of Limited Partnership of XPLR Infrastructure Operating Partners, LP, dated as of January 27, 2025
10.3	Certificate of Amendment to Certificate of Limited Partnership of XPLR Infrastructure Operating Partners, LP, dated as of January 27, 2025
99	XPLR Infrastructure, LP News Release dated January 28, 2025
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 28, 2025

XPLR INFRASTRUCTURE, LP
(Registrant)

JAMES M. MAY
James M. May Controller (Principal Accounting Officer)